Exhibit 99.1

Entercom Communications Corp.

Reports First Quarter Results

(Bala Cynwyd, Pa. May 8, 2013) Entercom Communications Corp. (NYSE: ETM) today reported financial results for the quarter ended March 31, 2013.

First Quarter Highlights

•	Net revenues for the quarter decreased 2% to $78.4 million

•	Station expenses decreased 3% to $57.9 million

•	Station operating income was flat at $20.5 million

•	Adjusted EBITDA increased 1% to $15.3 million

•	Adjusted net income per share was $0.02

•	Free cash flow increased from $1.2 million to $3.9 million

David J. Field, President and Chief Executive Officer stated: “Entercom’s first quarter Adjusted EBITDA grew 1% and Free Cash Flow more than doubled as effective cost management offset a 2% decline in revenues. We continue to focus on investing in our brands, our talent and our digital platforms to strengthen our value proposition to our listeners and customers and bolster our future growth. Industry fundamentals are improving as the pace of industry innovation accelerates and broadcast radio listenership continues to grow within the thriving audio landscape.”

Additional Information

The Company reduced its outstanding net senior debt and senior notes by $18.3 million during the quarter. As of March 31, 2013, the Company had $6.5 million in cash and $549.2 million of senior debt and senior notes.

Earnings Conference Call and Company Information

Entercom will hold a conference call regarding the quarterly earnings release on Wednesday, May 8, 2013 at 4:30 PM Eastern Time. Investors will have the opportunity to submit questions to the Company regarding the first quarter earnings release by emailing their inquiries to questions@entercom.com. Questions should be sent at least 10 minutes prior to the call. The Company will only discuss inquiries made by email prior to the conference call. The public may access the conference call by dialing 888-889-0278 (passcode: Entercom). A replay of the conference call will be available and can be accessed either by dialing 866-489-8055 or by visiting the Company’s website: www.entercom.com. Additional information and reconciliation of same station results are available on the Company’s website at www.entercom.com.

Exhibit 99.1 - Page 1

Entercom Communication Corp. (NYSE: ETM), led by President and CEO David Field, is one of the largest radio broadcasting companies in the United States, with a nationwide portfolio of over 100 stations in 23 markets, including San Francisco, Boston, Seattle, Denver, Portland, Sacramento and Kansas City.

Known for developing unique and highly successful locally programmed stations, Entercom is home to some of radio’s most distinguished brands and compelling personalities. The company is also the radio broadcast partner of the Boston Red Sox, Boston Celtics, Buffalo Bills, Buffalo Sabres, Kansas City Royals, Memphis Grizzlies, New Orleans Saints, New Orleans Hornets, Oakland Athletics, Oakland Raiders and San Jose Sharks.

Entercom focuses on creating effective multi-platform marketing solutions for its customers, incorporating the company’s audio, digital and experiential assets. Additionally, the company has a long-standing commitment to responsible corporate citizenship and environmental stewardship. Entercom stations play a vital, hands-on role in improving their communities, providing over $100 million in annual support for local charitable organizations.

The company’s radio stations have received numerous awards, including multiple Edward R. Murrow Awards for excellence in broadcast journalism, as well as the National Association of Broadcasters (NAB) Marconi Award for excellence in radio broadcasting. In 2012, Entercom was named by Information Week as one of the Top 500 Technology Innovators in the United States.

Certain Definitions

All references to per share data, unless stated otherwise, are presented as per diluted share. All references to shares outstanding, unless stated otherwise, are presented to exclude unvested restricted stock units. All references to net debt are outstanding debt net of cash on hand.

Station expenses consist of station operating expenses excluding non-cash compensation expense.

Corporate expenses consist of corporate general and administrative expenses excluding non-cash compensation expense.

Station operating income consists of operating income (loss) before: depreciation and amortization; time brokerage agreement fees (income); corporate general and administrative expenses; non-cash compensation expense (which is otherwise included in station operating expenses); impairment loss; merger and acquisition costs; and gain or loss on sale or disposition of assets.

Adjusted EBITDA consists of net income (loss), adjusted to exclude: income taxes (benefit); total other expense; depreciation and amortization; time brokerage agreement fees (income); non-cash compensation expense (which is otherwise included in station operating expenses and corporate G&A expenses); impairment loss; merger and acquisition costs; and gain or loss on sale or disposition of assets.

Exhibit 99.1 - Page 2

Free cash flow consists of operating income (loss): (i) plus depreciation and amortization, net (gain) loss on sale or disposal of assets; non-cash compensation expense (which is otherwise included in station operating expenses and corporate general and administrative expenses), impairment loss; merger and acquisition costs; and (ii) less net interest expense (excluding amortization of deferred financing costs), taxes paid and capital expenditures.

Adjusted net income consists of net income (loss) adjusted to exclude: (i) income taxes (benefit) as reported; (ii) gain/loss on sale of assets, derivative instruments and investments; (iii) non-cash compensation expense; (iv) other income; (v) impairment loss; (vi) merger and acquisition costs; and (vii) gain/loss on early extinguishment of debt. For purposes of comparability, income taxes are reflected at the expected statutory federal and state income tax rate of 42% without discrete items of tax.

Adjusted net income per share includes any dilutive equivalent shares when not anti-dilutive.

Same station is computed by comparing the performance of stations operated by the Company throughout the relevant period to the comparable performance in the prior year’s corresponding period (excluding non-cash compensation expense). Any acquisition or disposition of radio stations not deemed to be material by management are ignored for the purpose of computing this data. There were no material acquisitions during the periods presented in the above tables.

Non-GAAP Financial Measures

It is important to note that station operating income, station expense, corporate expense, same station net revenues, same station expenses, same station operating income, adjusted EBITDA, adjusted net income, adjusted net income per share and free cash flow are not measures of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”). Management believes that these measures are useful as a way to evaluate the Company and the means for management to evaluate our radio stations’ performance and operations. Management believes that these measures are useful to an investor in evaluating our performance because they are widely used in the broadcast industry as a measure of a radio company’s operating performance.

Certain adjusted non-GAAP financial measures are presented in this release (e.g., adjusted net income and adjusted net income per share). The adjustments exclude gain/loss on sale of assets, derivative instruments, and investments; non-cash compensation expense, other income, impairment loss and gain/loss on early extinguishment of debt. Management believes these adjusted non-GAAP measures provide useful information to Management and investors by excluding certain income, expenses and gains and losses that may not be indicative of the Company’s core operating and financial results. Similarly, Management believes these adjusted measures are a useful performance measure because certain items included in the calculation of net income (loss) may either mask or exaggerate trends in the Company’s ongoing operating performance. Further, the reconciliations corresponding to these adjusted measures, by identifying the individual adjustments, provide a useful mechanism for investors to consider these adjusted measures with some or all of the identified adjustments.

Exhibit 99.1 - Page 3

Management uses these non-GAAP financial measures on an ongoing basis to help track and assess the Company’s financial performance. You, however, should not consider non-GAAP measures in isolation or as substitutes for net income (loss), operating income, or any other measure for determining our operating performance that is calculated in accordance with generally accepted accounting principles. These non-GAAP measures are not necessarily comparable to similarly titled measures employed by other companies. The accompanying financial tables provide reconciliations to the nearest GAAP measure of all non-GAAP measures provided in this release.

Note Regarding Forward-Looking Statements

The information in this news release is being widely disseminated in accordance with the Securities and Exchange Commission’s Regulation FD.

This news announcement contains certain forward-looking statements that are based upon current expectations and certain unaudited pro forma information that is presented for illustrative purposes only and involves certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Additional information and key risks are described in the Company’s filings on Forms 8-K, 10-Q and 10-K with the Securities and Exchange Commission. Readers should note that these statements might be impacted by several factors including changes in the economic and regulatory climate and the business of radio broadcasting, in general. The unaudited pro forma information and same station operating data reflect adjustments and are presented for comparative purposes only and do not purport to be indicative of what has occurred or indicative of future operating results or financial position. Accordingly, the Company’s actual performance may differ materially from those stated or implied herein. The Company assumes no obligation to publicly update or revise any unaudited pro forma or forward-looking statements.

Contact:

Steve Fisher

Executive Vice President and Chief Financial Officer

610-660-5647

Exhibit 99.1 - Page 4

First Quarter 2013

Earnings Release

ENTERCOM COMMUNICATIONS CORP.

FINANCIAL DATA

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2013	2012
STATEMENTS OF OPERATIONS
Net Revenues	$78,360	$79,966

Station Expenses	57,860	59,567
Station Expense—Non-Cash Compensation	155	106
Corporate Expenses	5,240	5,337
Corporate Expenses—Non-Cash Compensation	987	1,291
Depreciation And Amortization	2,324	2,759
Net Loss On Sale Or Disposition of Assets	22	16

Total Operating Expenses	66,588	69,076

Operating Income	11,772	10,890

Other Expense (Income) Items:
Net Interest Expense	11,474	14,073
Net Gain On Derivative Instruments	—	(788)
Other Income	(31)	(13)

Total Other Expense	11,443	13,272

Income Before Income Taxes (Benefit)	329	(2,382)
Income Taxes (Benefit)	580	(1,333)

Net Loss	$(251)	$(1,049)

Net Loss Per Share—Basic And Diluted	$(0.01)	$(0.03)

Weighted Common Shares Outstanding—Basic And Diluted	37,138	36,483

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Capital Expenditures	$963	$881

Income Taxes Paid	$1	$99

Cash Interest	$4,632	$7,026

SELECTED BALANCE SHEET DATA	March 31,
	2013	2012
Cash And Cash Equivalents	$6,494	$11,061
Total Assets	$902,019	$912,514
Current Portion of Senior Debt	$27,981	$16,886
Senior Debt (including Current Debt)	$331,806	$375,114
Senior Notes	$217,415	$217,162
Total Shareholders’ Equity	$265,128	$251,254

Exhibit 99.1 - Page 5

OTHER FINANCIAL DATA

	Three Months Ended March 31,
	2013	2012
Reconciliation Of GAAP Station Operating Expenses To Station Expenses
Station Operating Expenses	$58,015	$59,673
Station Expenses—Non-Cash Compensation	(155)	(106)

Station Expenses	$57,860	$59,567

Reconciliation Of GAAP Corporate General & Administrative Expenses To Corporate Expenses
Corporate General & Administrative Expenses	$6,227	$6,628
Corporate Expenses—Non-Cash Compensation	(987)	(1,291)

Corporate Expenses	$5,240	$5,337

Reconciliation Of GAAP Operating Income To Station Operating Income
Operating Income	$11,772	$10,890
Corporate Expenses	5,240	5,337
Corporate Expenses—Non-Cash Compensation	987	1,291
Station Expenses—Non-Cash Compensation	155	106
Depreciation And Amortization	2,324	2,759
Net Loss On Sale Or Disposition of Assets	22	16

Station Operating Income	$20,500	$20,399

Reconciliation Of GAAP Net Loss To Adjusted EBITDA
Net Loss	$(251)	$(1,049)
Income Taxes (Benefit)	580	(1,333)
Total Other Expense	11,443	13,272
Corporate Expenses—Non-Cash Compensation	987	1,291
Station Expenses—Non-Cash Compensation	155	106
Depreciation And Amortization	2,324	2,759
Net Loss On Sale Or Disposition of Assets	22	16

Adjusted EBITDA	$15,260	$15,062

Reconciliation Of GAAP Net Loss To Free Cash Flow
Net Loss	$(251)	$(1,049)
Depreciation And Amortization	2,324	2,759
Deferred Financing Costs Included In Interest Expense	1,043	1,118
Amortization Of Original Issue Discount Included In Interest Expense	66	59
Non-Cash Compensation Expense	1,142	1,397
Net Loss On Sale Or Disposition of Assets	22	16
Net Gain On Derivative Instruments	—	(788)
Other Income	(31)	(13)
Income Taxes (Benefit)	580	(1,333)
Capital Expenditures	(963)	(881)
Income Taxes Paid	(1)	(99)

Free Cash Flow	$3,931	$1,186

Exhibit 99.1 - Page 6

Reconciliation Of GAAP Operating Income To Free Cash Flow:
Operating Income	$11,772	$10,890
Depreciation and Amortization	2,324	2,759
Non-Cash Compensation Expense	1,142	1,397
Interest Expense, Net of Interest Income, Deferred Financing Costs & OID	(10,365)	(12,896)
Capital Expenditures	(963)	(881)
Net Loss On Sale Or Disposition of Assets	22	16
Income Taxes Paid	(1)	(99)

Free Cash Flow	$3,931	$1,186

Reconciliation Of GAAP Net Loss To Adjusted Net Income (Loss)
Net Loss	$(251)	$(1,049)
Income Taxes (Benefit)	580	(1,333)
Net Loss On Sale Or Disposition of Assets	22	16
Net Gain On Derivative Instruments	—	(788)
Other Income	(31)	(13)
Non-Cash Compensation Expense	1,142	1,397

Adjusted Income (Loss) Before Income Taxes (Benefit)	1,462	(1,770)
Income Taxes (Benefit)	614	(743)

Adjusted Net Income (Loss)	$848	$(1,027)

Weighted Average Diluted Shares Outstanding
Weighted Average Diluted Shares Outstanding—Diluted, As Reported	37,138	36,483
Shares Considered Anti-Dilutive When Reporting A Net Loss	904	1,126
Shares Considered Anti-Dilutive When Reporting An Adjusted Net Loss	—	(1,126)

Weighted Average Diluted Shares Outstanding—Diluted	38,042	36,483

Adjusted Net Income (Loss) Per Share—Diluted	$0.02	$(0.03)

Exhibit 99.1 - Page 7